Exhibit 3(a)
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                            CERTIFICATE OF FORMATION
                                       OF
                             TXU ENERGY COMPANY LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)


     FIRST: The name of the limited liability company (the "Company") is TXU Energy Company LLC.

     SECOND: The Company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The Company has a board of managers and the business and affairs of the Company shall be managed by or under the direction of the board of managers. The Company shall be a separate, independent entity from its member and its member, in such capacity, and by reason of its status as such, shall have no right or authority to bind or act for the Company.

     FOURTH: The number of managers of the Company shall be fixed, from time to time, in the manner provided in the Limited Liability Company Agreement of the Company and shall be one (1) or more.

     The number of managers constituting the initial board of managers is six
(6), and the names and addresses of the persons who are to serve as managers until their successors are duly elected and qualified are:

          Brian N. Dickie         Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201

          H. Jarrell Gibbs        Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201

          Michael J. McNally      Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201

          Erle Nye                Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201


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          Philip G. Turberville   Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201

          R.A. Wooldridge         Energy Plaza
                                  1601 Bryan Street
                                  Dallas, Texas 75201

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be signed this 5th day of November, 2001.


                                         /s/ R.A. Wooldridge
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                                         R.A. Wooldridge, an Authorized Person


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